UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2020

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition

On October 21, 2020, Landstar System, Inc. (“Landstar” or the “Company”) issued a press release announcing results for the third quarter of fiscal 2020. A copy of the press release is attached hereto as Exhibit 99.1.

In the press release attached hereto as Exhibit 99.1, the Company provided the following information that may be deemed to be a non-GAAP financial measure: 2020 fourth quarter diluted earnings per share guidance of $1.61 to $1.71, excluding the one-time anticipated cost of $0.29 per diluted share related to the buyout of certain incentive commission arrangements with several of its independent sales agents due to the Company’s discontinuation of a BCO independent contractor recruitment and retention program formerly involving those agents.

Management believes that it is appropriate to present this financial information for the following reasons: (1) the anticipated cost relating to these buyout arrangements is a unique, non-recurring expense due to the Company’s complete discontinuation of a legacy program with a small number of its agents; (2) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (3) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (4) management considers this financial information in its decision making.

The information contained in Item 7.01 concerning the presentation to Landstar investors is hereby incorporated into this Item 2.02 by reference.

The information furnished under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 7.01	Regulation FD Disclosure

A slide presentation, dated October 21, 2020, is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The slide presentation provides information that may be referred to by the Company on its conference call with investors scheduled to occur on October 22, 2020 in connection with the Company’s release of results for the third quarter of fiscal 2020.

In the slide presentation attached hereto as Exhibit 99.2, the Company provided the following information that may be deemed a non-GAAP financial measure: excluding the impact of the $12.6 million of pandemic relief incentive payments from the 2020 year-to-date period, operating margin was 42.2% in the 2020 year-to-date period.

Management believes that it is appropriate to present this financial information for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	News Release dated October 21, 2020 of Landstar System, Inc.

99.2	Slide Presentation dated October 21, 2020 of Landstar System, Inc.

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: October 21, 2020	By:	/s/ L. Kevin Stout
	Name:	L. Kevin Stout
	Title:	Vice President and Chief Financial Officer